The Board of Trustees of the
	INTRUST Funds Trust:


In planning and performing our audit of the financial statements of the INTRUST Funds
 Trust (the Trust) for the year ended October
31, 1997, we considered its internal controls, including procedures for securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal controls.

The management of the Trust is responsible for establishing and maintaining internal controls.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control policies and procedures.
 Two of the objectives of internal controls to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal controls, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal controls
 would not necessarily disclose all
in the internal controls that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants.  A material weakness is a condition
 in which the design or operation of the specific internal controls does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal
controls, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1997.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.



KPMG Peat Marwick LLP


Columbus, Ohio
December 19, 1997